UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 26, 2023

Date of Report (Date of earliest event reported)

CARDIO DIAGNOSTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41097	87-0925574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 North Aberdeen Street, Suite 900, Chicago, IL	60642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (631) 796-5412

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	CDIO	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half of one share of common stock	CDIOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below under Item 5.07 of this Current Report on Form 8-K, at the Special Meeting of Stockholders (the “Special Meeting”) of Cardio Diagnostics Holdings, Inc. (the “Company”) held on May 26, 2023, the Company’s stockholders, upon the recommendation of the Company’s board of directors (the “Board”), approved the adoption of the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which amends and restates in its entirety the Company’s Second Amended and Restated Certificate of Incorporation (the “Prior Certificate of Incorporation”). The Certificate of Incorporation amends the Prior Certificate of Incorporation by (i) removing from the charter certain provisions that related to the status of the Company as a blank check company that are no longer applicable following the consummation of the business combination on October 25, 2022; (ii) adding a provision eliminating the personal liability of corporate officers under certain circumstances; (iii) changing the registered agent in the State of Delaware; and (iv) making certain other conforming changes to the charter. On May 30, 2023, the Company filed the Certificate of Incorporation with the Secretary of State of the State of Delaware, and the Certificate of Incorporation is expected to become effective on that date.

A more complete description of the Certificate of Incorporation is set forth in Proposal No. 2 (the “Charter Amendment Proposal”) in the Company’s definitive proxy statement for the Special Meeting, filed with the Securities and Exchange Commission on May 3, 2023 (the “Proxy Statement”). Neither the description in the Proxy Statement nor the foregoing summary of the Certificate of Incorporation set forth under this Item 5.03 purports to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Incorporation attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described above in Item 5.03, on May 26, 2023, the Company held a Special Meeting. At the close of business on April 28, 2023, the record date of the Special Meeting, the Company had 9,697,897 shares of common stock outstanding. The holders of 5,581,189 shares of the Company’s common stock were present at the Special Meeting, either online or by proxy, which constituted a quorum for the purpose of conducting business at the Special meeting.

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in detail in the Company’s Proxy Statement.

Proposal No. 1:

The Company’s stockholders approved, pursuant to Nasdaq Marketplace Rule 5635(d), the issuance of up to 20,363,637 shares Common Stock issuable upon conversion of $11.2 million in Convertible Debentures issued or issuable to YA II PN, Ltd., which aggregate number of shares could exceed 20% of the Company’s outstanding shares of Common Stock on March 8, 2023 and potentially could be issued at prices that fall below the “Minimum Price,” as defined by The Nasdaq Stock Market. Proposal No. 1 was referred to as the Yorkville Share Issuance Proposal.

For	Against	Abstain
4,409,342	1,171,332	515

Proposal No. 2:

The Company’s stockholders approved the Third Amended and Restated Certificate of Incorporation, removing provisions of the Prior Certificate of Incorporation that related to the status of the Company as a blank check company that are no longer applicable following the consummation of the business combination on October 25, 2022, adding a provision to eliminate the personal liability of the Company’s executive officers under certain circumstances and making certain other conforming changes. Proposal No. 2 was referred to as the Charter Amendment Proposal.

For	Against	Abstain
5,515,929	63,066	2,194

Proposal No. 3

The Company’s stockholders approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Special Meeting. Proposal No. 3 was referred to as the Adjournment Proposal.

As the Company received a sufficient number of votes in favor of Proposal Nos. 1 through 3, the Special Meeting was not adjourned to a new date.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
3.1	Third Amended and Restated Certificate of Incorporation of Cardio Diagnostics Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2023	CARDIO DIAGNOSTICS HOLDINGS INC.

	By:	/s/ Elisa Luqman
Elisa Luqman Chief Financial Officer